UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/30/2006

INNOSPEC INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13879

Delaware	98-0181725
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Innospec Manufacturing Park, PO Box 17, Ellesmere Port, Cheshire, CH65 4HF, UK
(Address of principal executive offices, including zip code)

011 44 151 355 3611
(Registrant’s telephone number, including area code)

OCTEL CORP.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 30, 2006, the Corporation amended its Certificate of Incorporation and By-laws. The Certificate of Incorporation was amended to replace the name "Octel Corp." with "Innospec Inc.", in the First Article. The By-laws were amended to replace "Octel Corp." with "Innospec Inc." Such amendments were undertaken in connection with the merger into the Corporation of Innospec Inc., a Delaware corporation and a wholly owned subsidiary of the Corporation, pursuant to Section 253 of the General Corporation Law of the State of Delaware.

Item 8.01.    Other Events

On January 30, 2006, the Corporation issued a press release announcing that it had changed its name from Octel Corp. to Innospec Inc. with effect from January, 30 2006.

The change was effected pursuant to Section 253 of the General Corporation Law of the State of Delaware by the merger of a wholly owned subsidiary into the Corporation. The Corporation was the surviving corporation and, pursuant to the merger, its name was changed to Innospec Inc. No stockholder vote was required or obtained for either the merger or the name change.

The Corporation's common stock currently trades on the New York Stock Exchange under the symbol "OTL" and with effect from February 1, 2006, will trade under the new ticker of "IOP" and will have the new CUSIP number 45768S 10 5.

Item 9.01.    Financial Statements and Exhibits

The press release and the Certificate of Ownership and Merger are furnished as Exhibits 99.1 and 99.2 respectively to this report on Form 8-K and are incorporated herein by reference.

The information contained in Items 8.01 and 9.01 including the attached Exhibits 99.1 and 99.2 are being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOSPEC INC.

Date: January 30, 2006	By:	/s/ Andrew Hartley
Andrew Hartley
General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated January 30, 2006 announcing short form merger and name change
EX-99.2	Certificate of Ownership and Merger